Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture (this "Supplemental Indenture"), dated as of May 23, 2013 by and among YCC Holdings LLC, a Delaware limited liability company (the "Company"), Yankee Finance, Inc., a Delaware corporate (the "Co-Issuer" and collectively with the Company, the "Issuers"), and HSBC Bank, USA National Association, as trustee under the Indenture referred to below (the "Trustee").

WITNESSETH

WHEREAS, the Issuers and the Trustee are parties to that certain Indenture related to the Issuers' 10.25%/11.00% Senior Notes due 2016, dated as of February 9, 2011 (the "Indenture");

WHEREAS, pursuant to Sections 9.1(1) and (9) of the Indenture, the Trustee and the Issuers are authorized to amend or supplement such Indenture without the consent of any Holder to cure any ambiguity, mistake, defect or inconsistency or to conform any provision of such Indenture to the related "Description of Notes" contained in the Offering Memorandum; and

WHEREAS, the "Description of Notes" under the caption "Optional Redemption" has not been accurately reflected (in all respects) in Section 3.4 of the Indenture, and Section 3.4 of the Indenture does not conform (in all respects) to the related "Description of Notes" contained in the Offering Memorandum.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.            Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.            Amendment to Section 3.4 of The Indenture.  Section 3.4 of the Indenture is deleted in its entirety and replaced with the following:

"Notice of any redemption, including, without limitation, upon an Equity Offering, may, at the Company's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.  Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the Redemption Price plus accrued and unpaid interest and Additional Interest, if any, to such date, subject to the satisfaction of any conditions precedent provided in such notice."

3.            Ratification of The Indenture; Supplemental Indenture Part of The Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound by the Indenture (as amended by this Supplemental Indenture).

4.            Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

5.            Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

6.            Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

7.            Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.

YCC HOLDINGS LLC, as the Company

By:
Name:
Title:

YANKEE FINANCE, INC., as the Co-Issuer

By:
Name:
Title:

Signature Page to First Supplemental Indenture - PIK Notes Indenture

HSBC BANK USA, NATIONAL ASSOCIATION, as the Trustee

By:
Name:
Title:

Signature Page to First Supplemental Indenture - PIK Notes Indenture